Exhibit 4.21

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

DATED 16th November 2015

(1) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD

- and -

(2) SUMMIT THERAPEUTICS PLC

- and -

(3) ISIS INNOVATION LIMITED

SECOND VARIATION AGREEMENT

relating to the Agreement for the Sponsorship of a

Research Programme for the development of small

molecule modulators of utrophin for the treatment of

Duchenne Muscular Dystrophy dated 22 November 2013

THIS AGREEMENT (the “Second Variation Agreement”) is dated 16th November 2015 (the “Variation Date”)

BETWEEN:-

(1)	THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD, whose administrative office is at University Offices, Wellington Square, Oxford, OX1 2JD (the “University”); and

(2)	SUMMIT THERAPEUTICS PLC, a public limited company incorporated in England and Wales with company number 05197494 whose address is 85b Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (the “Sponsor”); and

(3)	ISIS INNOVATION LIMITED, a private limited company incorporated in England and Wales with company number 02199542, whose registered office is at University Offices, Wellington Square, Oxford, OX1 2JD (“Isis”),

each	a “Party” and together the “Parties”.

RECITALS

(A)	The Parties entered into an agreement for the sponsorship of a research programme relating to the development of small molecule modulators of utrophin for the treatment of Duchenne Muscular Dystrophy dated 22 November 2013 (the “Agreement”).

(B)	The Agreement was amended by way of a variation dated 16 July 2014 (the “Variation Agreement”).

(C)	On 19 February 2015, the Shareholders of the Sponsor passed a resolution to change the name of the Sponsor from Summit Corporation plc to Summit Therapeutics plc.

(D)	The Parties now wish to extend the term of the Agreement and to increase the level of research support and funding.

NOW IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	The terms defined in the Agreement shall have the same meanings when used in this Second Variation Agreement unless specifically indicated otherwise.

1.2	A reference to this Second Variation Agreement shall include any Schedules.

1.3	The words “include”, “including”, or “in particular” are deemed to have the words “without limitation” following them.

2.	VARIATION

2.1	With effect from the Variation Date of this Second Variation Agreement, the Parties agree the following amendments to the Agreement:

2.1.1	the text of clause 1.3 of the Agreement is amended as follows, where deletions are shown in struck through text and additions are shown in underlined text:

The Project Period shall mean the period from Effective Date ~~for a period of thirty-six (36) months~~ and lasting until 21 November 2019 with an option to extend the Project Period until 21 November 2020 (the “Extension Option”). The Extension Option may, ~~and~~ subject to clause 11.7, be exercised on or before the expiry of the Project Period. The Project Period may be extended by any further period that the Parties agree is required for the successful completion of the Project;

For the sake of clarity, the Parties acknowledge that by virtue of the extension to the term of the Agreement, the term of the Option Agreement shall be equivalently extended.

2.1.2	The document “Revised Development Plan” (as ratified by the Joint Steering Committee, 12 November 2014) shown in the Appendix to this Second Variation Agreement shall be inserted at the end of Schedule 1 of the Agreement, thereby incorporating it into that schedule.

2.1.3	The text of Schedule 3 of the Agreement is amended as follows, where deletions are shown in struck through text and additions are shown in underlined text:

Date for Payment by the Sponsor	Amount (excluding VAT): £sterling
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
TOTAL PAYABLE	~~1,537,372~~ 4,333,132

The sums payable by the Sponsor between the [**] of the Agreement and [**] of the Agreement, inclusive, are to be used to fund a minimum of [**]. A minimum of [**] and a minimum of[**].

It is noted that the £[**] is not included in the above figures.

Should the Extension Option be exercised so that the Project Period is extended to 22 November 2020, then the following sums will also become payable:

Date for Payment by the Sponsor	Amount (excluding VAT): £sterling
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
TOTAL PAYABLE UNDER THE EXTENSION OPTION	830,000

3.	GOVERNING LAW AND JURISDICTION

3.1	This Second Variation Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

3.2	The Parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim arising out of in connection with this Second Variation Agreement or its subject matter or its formation (including non-contractual disputes or claims).

IN WITNESS of this Agreement, the Parties have executed this Agreement through their duly authorised representatives.

SIGNED for and on behalf of THE	)	/s/ Lisa Driver Davidson
CHANCELLOR MASTERS AND	)
SCHOLARS OF THE UNIVERSITY	)
OF OXFORD:-)

Name: Lisa Driver Davidson

Title: Senior Research Services Manager University of Oxford

Date: 30/10/15

SIGNED for and on behalf of SUMMIT	)	/s/ Glyn Edwards
THERAPEUTICS PLC:-)
)

Name: Glyn Edwards

Title: Chief Executive Officer

Date: 16 November 2015

SIGNED for and on behalf of ISIS	) )	/s/ Linda Naylor
INNOVATION LIMITED :-	) )
) )
)
Name: Linda Naylor

Title: Managing Director Isis Innovation Ltd

Date: 6/11/15

APPENDIX

REVISED DEVELOPMENT PLAN (ADOPTED BY JSC 12.11.2014)

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